Exhibit 10.38

AGREEMENT REGARDING AMENDMENTS TO AND CONSENTS REGARDING LOAN DOCUMENTS

This AGREEMENT REGARDING AMENDMENTS TO AND CONSENTS REGARDING LOAN DOCUMENTS (this “Amendment Agreement”), dated as of October 22, 2008, is between SHENANDOAH TELECOMMUNICATIONS COMPANY (the “Borrower”) and COBANK, ACB (“CoBank”).

RECITALS

WHEREAS, the Borrower and CoBank are parties to that certain Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004 (as amended by that certain letter agreement, dated as of October 26, 2007 and as further amended, modified, supplemented, extended or restated from time to time, the “MLA”), as supplemented by that certain Term Supplement to the Master Loan Agreement, dated as of June 22, 2001, providing for a loan in the amount of $45,965,689.85 (as amended by that certain First Amendment to Term Supplement, dated as of September 1, 2001, that certain Second Amendment to Term Supplement, dated as of November 30, 2007 and as further amended, modified, supplemented, extended or restated from time to time, the “Term Supplement”), and that certain Third Supplement to the Master Loan Agreement, dated as of November 30, 2004, providing for a reducing revolving loan of up to $15,000,000.00 (as amended by that certain letter agreement, dated as of July 1, 2007 and as further amended, modified, supplemented, extended or restated from time to time, the “Third Supplement”; the MLA, as supplemented by the Term Supplement and the Third Supplement, collectively, the “Loan Agreement”), in each case, by and between the Borrower and CoBank;

WHEREAS, as security for the Borrower’s obligations under the Loan Agreement, the Borrower executed and delivered that certain Second Amended and Restated Pledge Agreement, dated as of November 30, 2004 (as amended, modified, supplemented, extended or restated from time to time, the “Pledge Agreement”), pursuant to which the Borrower granted to CoBank a security interest in and lien on the property described therein;

WHEREAS, the Borrower and CoBank are entering into that certain Fourth Supplement to the Amended and Restated Master Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Fourth Supplement”), providing for a new delayed draw term loan in the amount of $52,000,000.00;

WHEREAS, in connection with the execution of the Fourth Supplement, the Borrower and CoBank have agreed to certain amendments to the Loan Agreement and Pledge Agreement, as set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment Agreement, the Borrower and CoBank each hereby agrees as follows:

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SECTION 1.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

SECTION 2.  Subsection 6(D) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

Financial Statements, Budgets, Projections, Etc. All financial statements of the Borrower and any of the Subsidiaries submitted to CoBank in connection with the Loans present fairly in all material respects the financial condition of such entity to which such statements relate and the results of such entity’s operations for the periods covered thereby, and are prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied (except, in the case of unaudited financial statements, for the omission of footnotes, other schedules and the effect of normal year-end audit adjustments). All budgets, projections, feasibility studies, and other documentation submitted to CoBank in connection with the Loans, by or on behalf of the Borrower or any of the Subsidiaries were based upon assumptions that were believed to be reasonable at the time submitted, and as of the date of such Supplement, no fact has come to the attention of the Borrower, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable.

SECTION 3.  Subsection 6(K) of the MLA is hereby amended by inserting “(as defined in the Second Amended and Restated Pledge Agreement, dated as of November 30, 2004, by and between CoBank and the Borrower (as amended, modified, supplemented, extended or restated from time to time, the “Stock Pledge Agreement”) and in any other pledge agreement entered into by CoBank and the Borrower or any Pledged Subsidiary to secure the obligations of the Borrower to CoBank under the Loan Documents (each, as amended, modified, supplemented, extended or restated from time to time, collectively, the “Other Pledge Agreements”); the Stock Pledge Agreement and the Other Pledge Agreements, collectively, the “Pledge Agreement”)” after the term “Pledged Subsidiary”.

SECTION 4.  Subsection 6(N) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

Subsidiaries. Except as otherwise permitted by the Loan Documents and with respect to which CoBank has received written notice, the Borrower has no direct subsidiaries other than as set forth on Schedule 6(N) to this Agreement. Except as otherwise permitted by the Loan Documents and with respect to which CoBank has received written notice, the Borrower is the registered (if applicable) and beneficial owner, directly or indirectly, of the specified percentage of the shares of issued and outstanding capital stock or the membership interest, as applicable, of each of the Subsidiaries as set forth on Schedule 6(N), which stock or membership interest is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and

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other interests of any person (except for liens granted to CoBank under the Loan Documents) and which has been duly authorized and validly issued and is fully paid and non-assessable.

SECTION 5.  Subsection 7(A) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

(A) Existence. Preserve and keep in full force and effect its corporate or limited liability company existence and good standing in the jurisdiction of its incorporation or formation, and its qualification to transact business and good standing in all places in which the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect; provided, that this Subsection 7(A) shall not prohibit the merger or dissolution of any Subsidiary otherwise permitted hereunder.

SECTION 6.  Subsection 7(M) of the MLA is hereby amended by amending and restating such Subsection to read in its entirety as follows:

Capitalization. Acquire capital in CoBank in such amounts and at such times as CoBank may from time to time require in accordance with its Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of capital that the Borrower may be required to purchase in connection with a Loan may not exceed the maximum amount permitted by the Bylaws at the time the Supplement relating to such Loan is entered into or such Loan is renewed or refinanced by CoBank. The rights and obligations of the parties with respect to such capital and any patronage or other distributions made by CoBank shall be governed by CoBank’s Bylaws and Capital Plan (as each may be amended from time to time).

SECTION 7.  Subsection 8(A)(1) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

Borrowings.Create, incur, assume, or allow to exist, directly or indirectly, any Indebtedness except for (i) Indebtedness to CoBank, (ii) Indebtedness under purchase money security agreements and Capital Leases (“Purchase Money Indebtedness”), the aggregate principal amount of which does not exceed $15,000,000 in the aggregate for the Borrower and its subsidiaries at any one time, (iii) obligations to any Pledged Subsidiary, and (iv) other unsecured Indebtedness not to exceed $10,000,000 in the aggregate principal amount for the Borrower and its subsidiaries at any one time.

SECTION 8.  Subsection 8(B)(1) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

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Borrowings.   Create, incur, assume, or allow to exist, directly or indirectly, any Indebtedness except for (i) Indebtedness to CoBank, (ii) Purchase Money Indebtedness, the aggregate principal amount of which does not exceed $15,000,000 for the Borrower and its subsidiaries at any one time, (iii) Indebtedness to the Borrower or any other Pledged Subsidiary, (iv) Indebtedness of Shenandoah Telephone Company to the Rural Utilities Service (the “RUS”) outstanding on November 30, 2004 or incurred pursuant to any RUS loan commitment in effect on November 30, 2004, and (v) other unsecured Indebtedness not to exceed $10,000,000 in the aggregate principal amount for the Borrower and its subsidiaries at any one time.

SECTION 9.  Clause (viii) of Subsection 8(A)(2) of the MLA is hereby amended by amending and restating such clause to read in its entirety as “(viii) [reserved]”.

SECTION 10.  Subsection 8(A)(3) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

Fundamental Changes. (i) Merge or consolidate with any other entity, or acquire all or substantially all of the assets or ownership interests of any person or entity, provided that (a) the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire, in the aggregate, all or substantially all of the assets or ownership interests of any person or persons or entity or entities, so long as after giving effect to such asset or ownership interest acquisitions, (x) the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof and (y) in the case of an acquisition of all or substantially all of the ownership interests of an entity, the Borrower is in compliance with clause (ii) of this Subsection 8(A)(3), and (b) any Pledged Subsidiary that owns no material assets shall be permitted to merge into the Borrower so long as the Borrower is the surviving entity, (ii) form or create any subsidiary or affiliate (a) in the case of a corporation, other than in compliance with the provisions of Section 2 of Stock Pledge Agreement, and (b) in the case of a limited liability company, partnership or other legal entity not constituting a corporation, unless the Borrower first enters into a pledge agreement substantially similar to the Stock Pledge Agreement relevant to such form of entity and such formation or creation is in compliance with the provisions of such pledge agreement; provided, however, that the requirements of this clause (b) shall not be applicable until the Borrower acquires, directly or indirectly, fifty percent (50%) or more of the ownership interests of such limited liability company, partnership or other legal entity, (iii) commence operations under any other name, organization, or entity, including any joint venture or (iv) issue any additional capital stock other than to the Borrower.

SECTION 11.  Subsection 8(B)(3) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

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Fundamental Changes. (i) Merge or consolidate with any other entity, or acquire all or substantially all of the assets or ownership interests of any person or entity, provided that (a) the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire, in the aggregate, all or substantially all of the assets or ownership interests of any person or persons or entity or entities, so long as after giving effect to such asset or ownership interest acquisitions, (x) the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof and (y) in the case of an acquisition of all or substantially all of the ownership interests of an entity, the Pledged Subsidiaries are each in compliance with clause (ii) of this Subsection 8(B)(3), (b) any Pledged Subsidiary shall be permitted to merge, consolidate, or transfer all or substantially all of its assets to any other Pledged Subsidiary, and (c) any Pledged Subsidiary that owns no material assets shall be permitted to merge into the Borrower so long as the Borrower is the surviving entity, (ii) form or create any subsidiary or affiliate, unless such Pledged Subsidiary firsts enters into a pledge agreement substantially similar to the Stock Pledge Agreement relevant to the form of entity to be formed or created and such formation or creation is in compliance with the provisions of such pledge agreement; provided, however, that the requirements of this clause (ii) shall not be applicable until the Borrower and any Pledged Subsidiary acquires, directly or indirectly, in the aggregate fifty percent (50%) or more of the ownership interests of such legal entity, (iii) commence operations under any other name, organization, or entity, including any joint venture or (iv) issue any additional capital stock other than to the Borrower.

SECTION 12.  Subsection 8(A)(4) of the MLA is hereby amended by replacing the word “Sell” in the first line thereof with the phrase “Except as permitted pursuant to Subsection 8(A)(3), sell”.

SECTION 13.  Subsection 8(B)(4) of the MLA is hereby amended by replacing the word “Sell” in the first line thereof with the phrase “Except as permitted pursuant to Subsection 8(B)(3), sell”.

SECTION 14.  Subsection 8(A)(8) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

(8) Distributions. Make, declare or pay, directly or indirectly, any dividend or other distribution of assets (other than any dividend or other distribution to the extent payable in capital stock of the Borrower that is not a Disqualified Stock (as hereinafter defined)) to shareholders of the Borrower, or retire, redeem, purchase or otherwise acquire for value any capital stock of the Borrower (collectively, the “Distributions”); provided, that the Borrower may declare or pay a Distribution in any fiscal year in an aggregate amount (the “Maximum Annual Distribution”) equal to the greater of (x) $10,000,000 or (y) 100% of the immediately preceding fiscal year’s aggregate after-tax consolidated net income of the Borrower, if and only if, no Potential Default or Event of

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Default then exists and no violation of Sections 7(J) through 7(L) hereof will result after giving effect to any such Distribution; provided, further, if in any fiscal year ending on or after December 31, 2008, the Borrower does not make Distributions in the full amount of the Maximum Annual Distribution (collectively, the “Unused Permitted Distributions”), then during succeeding fiscal years, the Borrower may, in addition to the Maximum Annual Distribution, make additional Distributions in an aggregate amount of up to but not exceeding such Unused Permitted Distributions, if and only if, no Potential Default or Event of Default then exists and no violation of Sections 7(J) through 7(L) hereof will result after giving effect to any such Distributions.

“Disqualified Stock” means any capital stock or other ownership or profit interest of Borrower that is or, upon the passage of time or the occurrence of any event may become, obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of such capital stock in consideration other than additional capital stock (other than Disqualified Stock), if such obligation matures or has the potential to mature sooner than one year after the repayment in full of all obligations hereunder.

SECTION 15.  Subsection 9(E) of the MLA is hereby amended by amending and restating such subsection to read in its entirety as follows:

Cross-Default.           The occurrence, after giving effect to any applicable notice and grace period, of any breach, default, or event of default under any agreement (other than the Loan Documents), including, without limitation, any guaranty, loan agreement, security agreement, mortgage, deed to secure debt, or deed of trust, between either the Borrower or any Pledged Subsidiary and CoBank, or between the Borrower or any Pledged Subsidiary and any affiliate of CoBank, including, without limitation, Farm Credit Leasing Services Corporation.

SECTION 16.  Schedule 6(N) of the MLA is hereby amended by replacing such Schedule 6(N) with the Schedule 6(N) attached hereto as Exhibit A.

SECTION 17.  Subsection 10(F) of the MLA is hereby amended by amending and restating such Subsection to read in its entirety as follows:

Default Rate. In addition to the rights and remedies set forth in this Section 10 and notwithstanding any Note or Supplement, if prior to the maturity of any Loan, the Borrower fails to make any payment or investment required to be made under the terms of any Note or Supplement (except to extent the making of such required investment is entirely within the control of CoBank) or following the occurrence of an Event of Default then, at CoBank’s option in each instance, such payment or investment shall accrue interest at 2% per annum in excess of the interest rate otherwise applicable to such Loan from the date due until such amount, including interest accrued thereon in accordance with the terms hereof, is paid in full, or, if no rate is specifically applicable to such obligation or payment,

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then at 2% per annum in excess of the variable rate described in the Supplements. After maturity of any Loan, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan (including, without limitation, principal, interest, fees and expenses) shall automatically accrue interest at 2% per annum in excess of the interest rate otherwise applicable to such Loan, or, if no rate is specifically applicable to such obligation or payment, then at 2% per annum in excess of the variable rate described in the Supplements. All interest provided for herein shall be payable on demand and shall be calculated from and including the date such payment, obligations or investment was due to, but excluding, the date paid on the basis of a year consisting of 360 days.

SECTION 18.  The definition of “Net Insurance Proceeds” in Section 6(B) of each of the Term Supplement and the Third Supplement is hereby amended by amending and restating such definition to read in its entirety as follows:

“Net Insurance Proceeds” means cash proceeds received by the Borrower or any Pledged Subsidiary from any insurer under any casualty insurance policy or similar insurance policy with respect to any loss, damage or destruction of any asset or property owned by it, net of (i) the costs of recovery of such insurance proceeds and (ii) amounts applied to repayment of Indebtedness (other than to CoBank) secured by a lien on the related asset or property.

SECTION 19.  Subsection 6(D) of the Term Supplement is hereby amended by inserting at the end of such subsection the following sentence:

Unless otherwise specified by the Borrower in writing, as between mandatory repayments required pursuant to this Section 6, Section 6 of that certain Fourth Supplement to the Master Loan Agreement, dated as of October 22, 2008, between CoBank and the Borrower (CoBank Loan No. ML0743-T4) (as amended, restated, supplemented or otherwise modified from time to time, the “Fourth Supplement”), and Section 6 of that certain Third Supplement, dated as of November 30, 2004, between CoBank and the Borrower (CoBank Loan No. ML0743-T3) (as amended, restated, supplemented or otherwise modified from time to time, the “Third Supplement”), the Borrower shall first make mandatory repayments under the Third Supplement, then this Section 6, and then the Fourth Supplement.

SECTION 20.  The last sentence of Subsection 6(D) of the Third Supplement is hereby amended by amending and restating such sentence to read in its entirety as follows:

Unless otherwise specified by the Borrower in writing, as between mandatory repayments required pursuant to this Section 6, Section 6 of that certain Fourth Supplement to the Master Loan Agreement, dated as of October 22, 2008, between CoBank and the Borrower (CoBank Loan No. ML0743-T4) (as amended, restated, supplemented or otherwise modified from time to time, the “Fourth Supplement”), and Section 6 of that certain Term Supplement, dated as of

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June 22, 2001, between CoBank and the Borrower (CoBank Loan No. ML0743-T2) (as amended, restated, supplemented or otherwise modified from time to time, the “Term Supplement”), the Borrower shall first make mandatory repayments under this Section 6, then the Term Supplement, and then the Fourth Supplement.

SECTION 21.  The WHEREAS clauses of the Recitals to the Pledge Agreement are hereby amended by amending and restating such clauses to read in their entirety as follows:

WHEREAS, CoBank and the Pledgor have entered into that certain Second Amended and Restated Master Loan Agreement, dated as of November 30, 2004 (as the same may be amended, supplemented, extended or restated from time to time, the “MLA”), that certain Term Supplement, dated as of June 22, 2001 (as the same may be amended, supplemented, extended or restated from time to time, the “Term Supplement”) providing for a term loan of $45,965,690, that certain Third Supplement to the Master Loan Agreement, dated as of November 30, 2004 (as the same may be amended, supplemented, extended or restated from time to time, the “Third Supplement”) providing for a reducing revolving line of credit of up to $15,000,000 (the “Revolving Loan”), and that certain Fourth Supplement to the Master Loan Agreement, dated as of October 22, 2008 (as the same may be amended, supplemented, extended or restated from time to time, the “Fourth Supplement”) providing for a delayed draw term loan of up to $52,000,000 (the “Delayed Draw Term Loan”); and

WHEREAS, as an inducement to CoBank to execute the Third Supplement and to make the Revolving Loan, the Pledgor agreed to amend and restate the then existing amended and restated pledge agreement, dated as of June 22, 2001, between CoBank and the Pledgor; and

WHEREAS, as an inducement to CoBank to execute the Fourth Supplement and to make the Delayed Draw Term Loan, the Pledgor has agreed to amend the Pledge Agreement and the certain other Loan Documents as described in that certain Agreement Regarding Amendments to and Consent Regarding Loan Documents, dated as of October 22, 2008, between CoBank and the Pledgor; and

WHEREAS, to secure the Pledgor’s obligations to CoBank under the MLA (as such obligations relate to the Term Supplement, the Third Supplement and the Fourth Supplement), the Term Supplement, the Third Supplement and the Fourth Supplement, the Pledgor has agreed to pledge to CoBank the hereinafter defined Pledged Collateral on the terms and conditions set forth in this Pledge Agreement;

SECTION 22.  Subsection 2(a) of the Pledge Agreement is hereby amended by amending and restating such Subsection to read in its entirety as follows:

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(a) all capital stock of Shenandoah Telephone Company, Shenandoah Cable Television Company, ShenTel Service Company, Shenandoah Personal Communications Company, Shenandoah Wireless Company (formerly known as Shenandoah Valley Leasing Company), Shenandoah Mobile Company, Shenandoah Long Distance Company, ShenTel Communications Company, Shenandoah Network Company, ShenTel Converged Services of West Virginia, Inc., Shentel Converged Services, Inc., Shentel Management Company, and Shentel Cable Company now owned or hereafter acquired by the Pledgor, and any other corporation of which the Pledgor now owns or hereafter acquires fifty percent (50%) or more of the issued and outstanding capital stock (all such corporations, collectively, the “Pledged Subsidiaries”) and

SECTION 23.  The definition of “Secured Obligations” in Section 2 of the Pledge Agreement is hereby amended by amending and restating such definition to read in its entirety as follows:

(i) the payment and performance of all obligations of the Pledgor under the MLA (as such obligations relate to the Term Supplement, the Third Supplement and the Fourth Supplement), the Term Supplement, the Third Supplement, and the Fourth Supplement, any related Notes and other Loan Documents executed in connection therewith, and (ii) the payment of all other indebtedness and the performance of all other obligations of the Pledgor to CoBank under any future supplement which by its terms provides that the loan or other extension of credit described therein shall be secured by a lien and security interest in the Pledged Collateral pursuant to this Pledge Agreement.

SECTION 24.  Section 4 of the Pledge Agreement is hereby amended by inserting the phrase “, except as otherwise permitted under the MLA” immediately following the term “Pledged Subsidiaries” in clause (c) thereof.

SECTION 25.  Subsection 5(A)(iii) of the Pledge Agreement is hereby amended by inserting the phrase “(other than any return of capital or cash distributions received by the Pledgor in connection with a disposition of a Pledged Subsidiary or the assets of a Pledged Subsidiary that is otherwise permitted under the MLA)” immediately following the term “Pledged Subsidiaries” in the third line thereof.

SECTION 26.  Subsection 20(D) of the Pledge Agreement is hereby amended by amending and restating such Subsection to read in its entirety as follows:

To the extent required by Law, CoBank shall notify the Pledgor and the FCC in writing at least ten (10) days prior to the date on which CoBank intends to exercise its rights, pursuant to this Pledge Agreement or any other Loan Document, by foreclosing on, or otherwise disposing of, any Pledged Collateral in connection with which such notice is required.

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SECTION 27.  Schedule 1 to the Pledge Agreement is hereby amended and restated in its entirety by replacing such Schedule 1 with the Schedule 1 attached hereto as Exhibit B.

SECTION 28.  Pursuant to Subsection 8(A)(3) of the MLA, the Borrower has covenanted, subject to certain exceptions, not to merge or consolidate with any other entity or acquire all or substantially all of the assets of any person or entity. Pursuant to Subsection 8(B)(3) of the MLA, the Borrower has covenanted that, subject to certain exceptions, none of the Subsidiaries will merge or consolidate with any other entity or acquire all or substantially all of the assets of any person or entity. Pursuant to Subsection 4(c) of the Pledge Agreement, the Borrower has covenanted not to consent to or approve of any merger, consolidation, reorganization or any sale or lease of substantially all the assets of any of the Pledged Subsidiaries. The Borrower has requested that CoBank, pursuant to Subsections 8(A)(3) and 8(B)(3) of the MLA and Subsection 4(c) of the Pledge Agreement, consent to the dissolution, and if applicable, merger into the Borrower, of Shenandoah Wireless Company (f/k/a Shenandoah Valley Leasing Company). In reliance on the representations, warranties and agreements provided and made by the Borrower to CoBank herein and in connection with the request for such consent, upon the effectiveness of this Amendment Agreement, CoBank hereby (i) consents to such dissolution, and, if applicable, merger into the Borrower, of Shenandoah Wireless Company and (ii) agrees to deliver to the Borrower, upon request, such original stock certificates, as are in CoBank’s possession, evidencing the Borrower’s ownership of the equity interest in Shenandoah Wireless Company for cancellation.

SECTION 29.   Pursuant to Subsection 8(A)(4) of the MLA, the Borrower has, subject to certain exceptions, covenanted not to sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its operating assets. Pursuant to Subsection 8(B)(4) of the MLA, the Borrower has covenanted that, subject to certain exceptions, none of the Subsidiaries will sell operating assets. Pursuant to Subsection 4(c) of the Pledge Agreement, the Borrower has covenanted not to consent to or approve of any merger consolidation, reorganization or any sale or lease of substantially all the assets of any of the Pledged Subsidiaries. The Borrower has requested that CoBank, pursuant to Subsections 8(A)(4) and 8(B)(4) of the MLA and Subsection 4(c) of the Pledge Agreement, consent to the sale of the equity interests in, or assets of, Shentel Converged Services, Inc. In reliance on the representations, warranties and agreements provided and made by the Borrower to CoBank herein and in connection with the request for such consent, upon the effectiveness of this Amendment Agreement, CoBank hereby consents to such sale of equity interests or assets of Shentel Converged Services, Inc. and further agrees that (i) such sale shall not count against the $5,000,000 or $25,000,000 thresholds set forth in the proviso of Subsection 8(A)(4) or 8(B)(4) and (ii) in the event such sale takes the form of an asset sale, the subsequent dissolution, or merger into the Borrower, of Shentel Converged Services, Inc. shall be permitted so long as the Borrower is the surviving entity. In connection with any such sale, CoBank will take such actions as may be reasonably requested by the Borrower to release all liens attributable to it on the equity interests of Shentel Converged Services, Inc., including, without limitation, delivering any share certificates evidencing such equity interests in escrow in advance of the closing of such sale.

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SECTION 30.  Neither this Amendment Agreement nor any prior amendment to the Loan Agreement or other Loan Documents shall constitute a novation of the Loan Agreement or the other Loan Documents. The Borrower acknowledges and expressly agrees that this Amendment Agreement is limited to the extent expressly set forth herein and shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing at variance with the terms of the Loan Agreement or any other Loan Documents (other than as expressly set forth above) so as to require further notice by CoBank, of its intent to require strict adherence to the terms of the Loan Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Loan Documents shall remain unaltered and in full force and effect except as expressly modified by this Amendment Agreement. The Loan Agreement and each other Loan Document shall be deemed modified hereby solely to the extent necessary to effect the amendments and consents contemplated hereby.

SECTION 31.  All references to the MLA, the Term Supplement, the Third Supplement or Pledge Agreement (collectively, the “Amended Documents”) in any of the Amended Documents, or in any other documents, instruments or agreements executed or delivered in connection therewith, shall be deemed a reference to such Amended Document as amended by this Amendment Agreement. Except as expressly provided in this Amendment Agreement, the execution and delivery of this Amendment Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Agreement or the other Loan Documents, and, except as specifically provided in this Amendment Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect.

SECTION 32.  The Borrower hereby represents and warrants to CoBank as follows:

(a)Such entity has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment Agreement in accordance with its terms. This Amendment Agreement has been duly executed and delivered by such entity and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(b)The execution, delivery and performance of this Amendment Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i)        require any governmental approval or violate any applicable Law relating to such entity;

(ii)       conflict with, result in a breach of or constitute a default under the organizational documents of such entity, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any governmental approval relating to it; or

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(iii)      result in or require the creation or imposition of any lien (except as permitted by the Loan Agreement and the other Loan Documents) upon or with respect to any property now owned or hereafter acquired by such entity.

(c)      that, after giving effect to the amendments and consents set forth in this Amendment Agreement, the representations and warranties of such entity set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof as if made on the date hereof.

(d)      no Potential Default or Event of Default under the Loan Agreement and the other Loan Documents has occurred and is continuing as of this date.

SECTION 33.  The Borrower, as the maker of the Loan Agreement and certain other Loan Documents, hereby confirms and agrees that (a) each such document, as amended hereby, as applicable, is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Borrower to CoBank under the MLA, as amended by this Amendment Agreement, and the Term Supplement, Third Supplement and Fourth Supplement.

SECTION 34.  This Amendment Agreement shall become effective as of its date. All obligations and rights of the Borrower and CoBank arising out of or relating to the period commencing on the effective date hereof shall be governed by the terms and provisions of the Loan Agreement as amended by this Amendment Agreement; the obligations of and rights of the Borrower and CoBank arising out of or relating to the period prior to the date hereof shall continue to be governed by the Loan Agreement without giving effect to the amendment provided for herein.

SECTION 35.  The Borrower agrees to pay CoBank, on demand, all out-of-pocket costs and expenses incurred by CoBank, including, without limitation, the reasonable fees and expenses of counsel retained by CoBank, in connection with the negotiation, preparation, execution and delivery of this Amendment Agreement and all other instruments and documents contemplated hereby.

SECTION 36.  This Amendment Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 37.  Except to the extent governed by applicable federal law, this Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to choice of law doctrine.

[Signatures on following page.]

Agreement Regarding Amendments to Loan Documents/

Shenandoah Telecommunications Company

IN WITNESS WHEREOF, the Borrower has caused this Amendment Agreement to be executed and delivered, and CoBank has caused this Amendment Agreement to be executed and delivered, each by its respective duly authorized officer as of the date first shown above.

SHENANDOAH TELECOMMUNICATIONS COMPANY

By:  ________________________________

Christopher E. French

President

[Signatures continued on next page.]

Agreement Regarding Amendments to Loan Documents/

Shenandoah Telecommunications Company

[Signatures continued from previous page.]

COBANK, ACB

By: ________________________________

Gloria S. Hancock

Vice President

Agreement Regarding Amendments to Loan Documents/

Shenandoah Telecommunications Company

Exhibit A

SCHEDULE 6(N)

SUBSIDIARIES

Entity	Number of Shares Owned by the Pledgor	Percentage of Total Outstanding Shares Owned by the Pledgor
Shenandoah Telephone Company	5,000	100%
Shenandoah Cable Television Company	3,610	100%
ShenTel Service Company	4,800	100%
Shenandoah Personal Communications Company	18	100%
Shenandoah Wireless Company (f/k/a Shenandoah Valley Leasing Company)	1,500	100%
Shenandoah Mobile Company	5,000	100%
Shenandoah Long Distance Company	50	100%
ShenTel Communications Company	1	100%
Shenandoah Network Company	712	100%
Shentel Converged Services of West Virginia, Inc.	1	100%
Shentel Converged Services, Inc.	1	100%
Shentel Management Company	1	100%
Shentel Cable Company	1	100%

Agreement Regarding Amendments to Loan Documents/

Shenandoah Telecommunications Company

Exhibit B

SCHEDULE 1

to

PLEDGE AGREEMENT

Entity	Number of Shares Owned by the Pledgor	Certificate Number(s)	Percentage of Total Outstanding Shares Owned by the Pledgor
Shenandoah Telephone Company	5,000	9293	100%
Shenandoah Cable Television Company	3,610	6-17	100%
ShenTel Service Company	4,800	3-13	100%
Shenandoah Personal Communications Company	18	1-11	100%
Shenandoah Wireless Company (f/k/a Shenandoah Valley Leasing Company)	1,500	3	100%
Shenandoah Mobile Company	5,000	4-8, 4-A	100%
Shenandoah Long Distance Company	50	1	100%
ShenTel Communications Company	1	1	100%
Shenandoah Network Company	712	1-8	100%
Shentel Converged Services of West Virginia, Inc.	1	1	100%
Shentel Converged Services, Inc.	1	1	100%
Shentel Management Company	1	1	100%
Shentel Cable Company	1	1	100%